                       AVANT! CORPORATION AND SUBSIDIARIES

             INDEX TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

                                TABLE OF CONTENTS


                                                                            PAGE

Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . .       F-2

Supplemental Consolidated Balance Sheets . . . . . . . . . . . . . .         F-3

Supplemental Consolidated Statements of Income . . . . . . . . . . .         F-4

Supplemental Consolidated Statements of Shareholders' Equity . . . . .       F-5

Supplemental Consolidated Statements of Cash Flows . . . . . . . . . .       F-7

Notes to Supplemental Consolidated Financial Statements. . . . . . . .       F-8

Supplemental Financial Statement Schedule of Valuation and
   Qualifying Accounts--Allowance for doubtful accounts. . . . . . . .      F-29

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Avant! Corporation:

We have audited the accompanying supplemental consolidated balance sheets of Avant! Corporation and subsidiaries (the Company) as of December 31, 1994 and 1995, and the related supplemental consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995. In connection with our audit of the accompanying supplemental consolidated financial statements, we also have audited the accompanying supplemental financial statement schedule. These supplemental consolidated financial statements and supplemental financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental consolidated financial statements and supplemental financial statement schedule based on our audits. We did not audit the financial statements of Anagram Incorporated, a consolidated subsidiary, which statements reflect total assets constituting 1% and 2%, total revenues constituting 1% and 6%, and income before income taxes constituting less than 1% and 13% in 1994 and 1995, respectively, of the related supplemental consolidated totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Anagram Incorporated, is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.


The supplemental consolidated financial statements give retroactive effect to the merger of Avant! Corporation and Meta-Software, Inc. on October 29, 1996, which has been accounted for as a pooling of interests as described in Note 2 to
the supplemental consolidated financial statements.   Generally accepted
accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation. However, they will become the historical consolidated financial statements of Avant! Corporation and subsidiaries after financial statements covering the date of consummation of the business combination are issued.

In our opinion, based on our audits and the report of the other auditors, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of Avant! Corporation and subsidiaries as of December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of consummation of the business combination. Also in our opinion, the related supplemental financial statement schedule, when considered in relation to the supplemental consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

KPMG Peat Marwick LLP

November 23, 1996
San Jose, California

                       AVANT! CORPORATION AND SUBSIDIARIES

                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS

                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                              December 31,
                                                                           -------------------      September 30,
                            ASSETS                                         1994           1995          1996
                                                                           ----           ----          ----
                                                                                                     (Unaudited)
Current assets:
   Cash and cash equivalents                                            $  9,659       $ 49,528       $ 14,017
   Short-term investments                                                 23,561         46,969         89,471
   Accounts receivable, net                                                9,678         12,243         16,859
   Deferred income taxes                                                   2,835          2,749          3,893
   Prepaid income taxes                                                      283            328          3,481
   Other                                                                     970          1,713         7,459
                                                                        --------       --------       --------
             Total current assets                                         46,986        113,530        135,180

Equipment, furniture, and fixtures, net                                    3,974          6,896          9,087
Capitalized software, net                                                    315            150             80
Other                                                                         46             91            201
Deferred income taxes                                                        -            1,200          1,200
                                                                        --------       --------       --------
             Total assets                                               $ 51,321       $121,867       $145,748
                                                                        --------       --------       --------
                                                                        --------       --------       --------

               LIABILITIES, MANDATORY REDEEMABLE CONVERTIBLE
                 PREFERRED STOCK, AND SHAREHOLDERS' EQUITY

Current liabilities:
   Current portion of capital lease obligations                         $    273       $    145       $     78
   Accounts payable                                                          722            984          1,304
   Accrued compensation                                                    1,754          2,319          2,730
   Accrued income taxes                                                      150            553              -
   Other accrued liabilities                                               2,670          5,606          6,734
   Current portion of technology payable                                     -              876            614
   Deferred revenue                                                        5,476          9,143         11,096
   Shareholder distribution payable                                            1          1,800              -
                                                                        --------       --------       --------
      Total current liabilities                                           11,046         21,426         22,556

Capital lease obligations, less current portion                              147             40              3
Deferred rent                                                                  -            110             81
Deferred income taxes                                                        681            381            -
Other noncurrent liabilities                                                 152            156            243
Long-term portion of technology payable                                        -          1,424            903
Convertible notes payable                                                    100              -              -
                                                                        --------       --------       --------
             Total liabilities                                            12,126         23,537         23,786

Mandatory redeemable convertible preferred stock:
   Mandatory redeemable convertible preferred stock, and
      convertible preferred stock with put option, $.0001 par
      value; 3,655 shares authorized; 3,570 shares issued and
      outstanding (liquidation value of $8,536) in 1994; no shares
      issued and outstanding in 1995 and 1996                              8,312              -              -

Shareholders' equity:
   Series A convertible preferred stock, $.0001 par value; 5,000 shares authorized; 687 shares issued and outstanding
      (liquidation value of $907) in 1994; no shares issued and
      outstanding in 1995 and 1996                                             -              -              -
   Common stock, $.0001 par value; 10,000, 25,000, and 50,000 shares authorized;  13,007, 22,039, and 22,899 shares issued and
      outstanding in 1994, 1995, and 1996, respectively                       13             22             23
   Additional paid-in capital                                             25,156         93,278        103,198
   Deferred stock compensation                                               (62)          (517)        (1,707)
   Net unrealized gain (loss) on short-term investments                     (222)            89            (74)
   Retained earnings                                                       5,998          5,458         20,522
                                                                        --------       --------       --------
             Shareholders' equity                                         30,883         98,330        121,962
                                                                        --------       --------       --------
             Total liabilities, mandatory redeemable convertible
                preferred stock, and shareholders' equity               $ 51,321       $121,867       $145,748
                                                                        --------       --------       --------
                                                                        --------       --------       --------

See accompanying notes to supplemental consolidated financial statements.

                       AVANT! CORPORATION AND SUBSIDIARIES

                 SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME

                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       Years ended                        Nine months ended
                                                                      December 31,                          September 30,
                                                           ----------------------------------           --------------------
                                                           1993           1994           1995           1995            1996
                                                           ----           ----           ----           ----            ----
                                                                                                             (Unaudited)
Revenue:
   Software                                               $18,171        $30,478        $53,089        $36,796        $55,681
   Services                                                 4,314          8,373         13,704          9,579         17,263
                                                          -------        -------        -------        -------        -------

               Total revenue                               22,485         38,851         66,793         46,375         72,944
                                                          -------        -------        -------        -------        -------

Costs and expenses:
   Costs of software                                        1,361          1,024          1,319            979          1,624
   Costs of service                                         1,904          2,940          4,845          3,410          5,383
   Selling and marketing                                    7,966         14,215         21,906         15,277         20,502
   Research and development                                 6,488          9,007         14,224          9,981         13,504
   General and administrative                               2,983          4,069          6,301          4,395         10,211
   Acquisition of technology                                  -            1,600          2,693              -            300
   Merger expenses                                            -                -          3,590              -            920
                                                          -------        -------        -------        -------        -------

               Total operating expenses                    20,702         32,855         54,878         34,042         52,444
                                                          -------        -------        -------        -------        -------

               Income from operations                       1,783          5,996         11,915         12,333         20,500

Interest income, net                                          149            834          2,761          1,767          3,108
                                                          -------        -------        -------        -------        -------

               Income before income taxes                   1,932          6,830         14,676         14,100         23,608

Provision for income taxes (benefit)                       (1,449)         1,791          4,090          3,968          8,544
                                                          -------        -------        -------        -------        -------
               Net income                                $  3,381        $ 5,039        $10,586        $10,132        $15,064
                                                          -------        -------        -------        -------        -------
                                                          -------        -------        -------        -------        -------

Net income per common share                                                                                           $  0.62
                                                                                                                      -------
                                                                                                                      -------

Pro forma net income and per share data:
   Income before taxes as reported                       $  1,932       $  6,830      $  14,676      $  14,100
   Pro forma provision for income taxes (benefit)            (801)         2,417          6,264          4,846
                                                          -------        -------        -------        -------

   Pro forma net income                                  $  2,733       $  4,413       $  8,412       $  9,254
                                                          -------        -------        -------        -------
                                                          -------        -------        -------        -------

   Pro forma net income per common share                  $  0.17        $  0.23        $  0.38        $  0.42
                                                             ----           ----           ----           ----
                                                             ----           ----           ----           ----

   Weighted average number of common and common
      equivalent shares outstanding                        15,748         19,134         22,329         22,000         24,476
                                                          -------        -------        -------        -------        -------
                                                          -------        -------        -------        -------        -------

See accompanying notes to supplemental consolidated financial statements.

                               AVANT! CORPORATION

          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                             (AMOUNTS IN THOUSANDS)

                                                       Series A
                                                      convertible
                                                    preferred stock                 Common stock          Additional
                                                 ---------------------         ----------------------       paid-in
                                                 Shares         Amount         Shares          Amount       capital
                                                 ------         ------         ------          ------     ----------
Balances as of December 31, 1992                  1,710          $ 630          8,258            $ 8        $ 3,082
Issuance of common stock                              -              -          1,218              1            112
Repurchase and retirement of common
   stock                                              -              -             (2)             -             (2)
Unrealized loss on short-term
   investments                                        -              -              -              -              -
Distributions to shareholders                         -              -              -              -              -
Net income for 1993                                   -              -              -              -              -
                                                 ------         ------        -------           ----        -------
Balances as of December 31, 1993                  1,710            630          9,474              9          3,192

Issuance of common stock                              -              -             20              -             20
Conversion of preferred stock to
   common stock                                  (1,023)          (630)         1,023              1            629
Issuance of shares in public offering,
   net of expenses                                    -              -          2,250              3         20,340
Issuance of common stock under stock
   option plan, including related tax
   benefits                                           -              -            134              -            848
Issuance of common stock under
   employee stock purchase plan                       -              -              5              -             66
Issuance of shares and accumulated
   deficit of merged company (PSI)                    -              -            113              -              1
Repurchase of common stock                            -              -            (12)             -             (2)
Issuance of common stock options at
   below market value                                 -              -              -              -             62
Unrealized loss on short-term
   investments                                        -              -              -              -              -
Distributions to shareholders                         -              -              -              -              -
Net income for 1994                                   -              -              -              -              -
                                                 ------         ------        -------           ----        -------

Balances as of December 31, 1994                    687              -         13,007             13         25,156

Issuance of common stock                              -              -            713              1            158
Conversion of debt to common stock                    -              -            100              1             99
Issuance of common stock in public
   offering, net of expense                           -              -          2,360              2         27,711
Conversion of mandatory redeemable
   convertible preferred stock into
   common stock                                       -              -          3,570              4          8,308
Conversion of preferred stock into
   common stock                                    (687)             -            687              -              -
Exercise of stock options and
   warrants, including related tax
   benefits                                           -              -            570              1          5,947
Repurchase of common stock                            -              -            (18)             -             (3)
Issuance of common stock options at
   below market value                                 -              -              -              -            588
Amortization of deferred stock
   compensation                                       -              -              -              -              -
Issuance of common stock under
   employee stock purchase plan                       -              -             43              -            534
Unrealized gain on short-term
   investments                                        -              -              -              -              -
Distributions to shareholders                         -              -              -              -              -
Contributed capital related to stock
   compensation expense                               -              -              -              -            112
Issuance of common stock in public
   offering, net of expenses                          -              -          1,007              -         24,668
Net income for 1995                                   -              -              -              -              -
                                                 ------         ------        -------           ----        -------

Balances as of December 31, 1995                      -              -         22,039             22         93,278


                                                                   Net
                                                               unrealized
                                                 Deferred    gain (loss) on
                                                   stock       short-term     Retained    Shareholders'
                                               compensation    investments    earnings       equity
                                               ------------  --------------   --------    ------------
Balances as of December 31, 1992                   $  -          $   -       $  2,157       $  5,877
Issuance of common stock                              -              -              -            113
Repurchase and retirement of common
   stock                                              -              -              -             (2)
Unrealized loss on short-term
   investments                                        -             (8)             -             (8)
Distributions to shareholders                         -              -         (2,150)        (2,150)
Net income for 1993                                   -              -          3,381          3,381
                                                   ----          -----       --------       --------

Balances as of December 31, 1993                      -             (8)         3,388          7,211

Issuance of common stock                              -              -              -             20
Conversion of preferred stock to
   common stock                                       -              -              -              -
Issuance of shares in public offering,
   net of expenses                                    -              -              -         20,343
Issuance of common stock under stock
   option plan, including related tax
   benefits                                           -              -              -            848
Issuance of common stock under
   employee stock purchase plan                       -              -              -             66
Issuance of shares and accumulated
   deficit of merged company (PSI)                    -              -           (103)          (102)
Repurchase of common stock                            -              -              -             (2)
Issuance of common stock options at
   below market value                               (62)             -              -              -
Unrealized loss on short-term
   investments                                        -           (214)             -           (214)
Distributions to shareholders                         -              -         (2,326)        (2,326)
Net income for 1994                                   -              -          5,039          5,039
                                                   ----          -----       --------       --------

Balances as of December 31, 1994                    (62)          (222)         5,998         30,883

Issuance of common stock                              -              -              -            159
Conversion of debt to common stock                    -              -              -            100
Issuance of common stock in public
   offering, net of expense                           -              -              -         27,713
Conversion of mandatory redeemable
   convertible preferred stock into
   common stock                                       -              -              -          8,312
Conversion of preferred stock into
   common stock                                       -              -              -              -
Exercise of stock options and
   warrants, including related tax
   benefits                                           -              -              -          5,948
Repurchase of common stock                            -              -              -             (3)
Issuance of common stock options at
   below market value                              (588)             -              -              -
Amortization of deferred stock
   compensation                                     133              -              -            133
Issuance of common stock under
   employee stock purchase plan                       -              -              -            534
Unrealized gain on short-term
   investments                                        -            311              -            311
Distributions to shareholders                         -              -        (11,126)       (11,126)
Contributed capital related to stock
   compensation expense                               -              -              -            112
Issuance of common stock in public
   offering, net of expenses                          -              -              -         24,668
Net income for 1995                                   -              -         10,586         10,586
                                                   ----          -----       --------       --------

Balances as of December 31, 1995                   (517)            89          5,458         98,330




                                                                     (Continued)

                               AVANT! CORPORATION

                             (AMOUNTS IN THOUSANDS)

                                                       Series A
                                                      convertible
                                                    preferred stock                 Common stock          Additional
                                                 ---------------------         ----------------------       paid-in
                                                 Shares         Amount         Shares          Amount       capital
                                                 ------         ------         ------          ------     ----------
Balances as of December 31, 1995                      -           $  -         22,039            $22       $ 93,278

Exercise of common stock options
   including related tax benefits
   (unaudited)                                        -              -            813              1          7,242
Issuance of common stock under
   employee stock purchase plan
   (unaudited)                                        -              -             47              -            630
Issuance of common stock options at
   below market value (unaudited)                     -              -              -              -          1,387
Amortization of deferred stock
   compensation (unaudited)                           -              -              -              -              -
Unrealized loss on investments
   (unaudited)                                        -              -              -              -              -
Contributed capital on exercise of
   vested stock appreciation rights
   (unaudited)                                        -              -              -              -            567
Accrued shareholder distribution
   adjustment (unaudited)                             -              -              -              -             46
Contributed capital related to stock
   compensation expense (unaudited)                   -              -              -              -             48
Net income for nine months ended
   September 30, 1996 (unaudited)                     -              -              -              -              -
                                                    ---           ----        -------            ---       --------

Balances as of September30, 1996
   (unaudited)                                        -           $  -         22,899            $23       $103,198
                                                    ---           ----        -------            ---       --------
                                                    ---           ----        -------            ---       --------


                                                                   Net
                                                               unrealized
                                                 Deferred    gain (loss) on
                                                   stock       short-term     Retained    Shareholders'
                                               compensation    investments    earnings       equity
                                               ------------  --------------   --------    ------------
Balances as of December 31, 1995                $  (517)         $  89        $ 5,458       $ 98,330

Exercise of common stock options
   including related tax benefits
   (unaudited)                                        -              -              -          7,243
Issuance of common stock under
   employee stock purchase plan
   (unaudited)                                        -              -              -            630
Issuance of common stock options at
   below market value (unaudited)                (1,387)             -              -              -
Amortization of deferred stock
   compensation (unaudited)                         197              -              -            197
Unrealized loss on investments
   (unaudited)                                        -           (163)             -           (163)
Contributed capital on exercise of
   vested stock appreciation rights
   (unaudited)                                        -              -              -            567
Accrued shareholder distribution
   adjustment (unaudited)                             -              -              -             46
Contributed capital related to stock
   compensation expense (unaudited)                   -              -              -             48
Net income for nine months ended
   September 30, 1996 (unaudited)                     -              -         15,064         15,064
                                                -------          -----        -------       --------
Balances as of September 30, 1996
   (unaudited)                                  $(1,707)         $ (74)       $20,522       $121,962
                                                -------          -----        -------       --------
                                                -------          -----        -------       --------


See accompanying notes to supplemental consolidated financial statements.

                       AVANT! CORPORATION AND SUBSIDIARIES

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (AMOUNTS IN THOUSANDS)

                                                                       Years ended                       Nine months ended
                                                                      December 31,                         September 30,
                                                            ------------------------------------        -------------------
                                                           1993           1994           1995           1995           1996
                                                           ----           ----           ----           ----           ----
                                                                                                            (Unaudited)
Cash flows from operating activities:
   Net income                                             $ 3,381        $ 5,039       $ 10,586      $  10,132      $  15,064
   Adjustments to reconcile net income to net cash
      provided by operating activities:
         Depreciation                                         954          1,373          1,981          1,576          2,059
         Gain on sale of securities                             -              -              -              -             12
         Compensation expense (benefit) attributable
            to stock appreciation rights                       39            380            484            480            (31)
         Stock compensation expense                             -              -            112             67             48
         Loss on disposal of equipment                         20             16             19              -              -
         Amortization of capitalized software cost            145            199            228            155             70
         Amortization of deferred stock
            compensation                                        -              -            133              -            197
         Deferred income taxes                             (2,404)           398           (111)         1,903         (1,525)
         Deferred rent                                        (19)            70            148             31             53
         Changes in operating assets and liabilities:
            Accounts receivable, net                       (1,339)        (4,639)        (2,565)           (47)        (4,615)
            Prepaid expenses and other assets                (199)          (210)          (834)          (585)        (5,211)
            Shareholder advances                             (300)           300              -              -              -
            Accounts payable                                  (64)           278            262            353            322
            Accrued compensation                              916          1,521            565            835            411
            Accrued income taxes                              221           (221)           403            539         (1,006)
            Other accrued liabilities                         252            301          2,452            986          1,726
            Technology acquisition payable                    -              -            2,300            -             (783)
            Deferred revenue                                2,484          1,116          3,633          2,175          1,958
                                                          -------        -------       --------      ---------      ---------
               Net cash provided by operating
                  activities                                4,087          5,921         19,796         18,600          8,749
                                                          -------        -------       --------      ---------      ---------

Cash flows from investing activities:
   Purchases of short-term investments                     (2,529)       (92,615)       (79,568)      (126,273)      (177,335)
   Maturities and sales of short-term investments             667         71,366         56,471         92,754        134,656
   Purchases of equipment, furniture, and fixtures         (1,559)        (2,089)        (4,922)        (3,192)        (4,251)
   Capitalized software development costs                    (140)          (143)           (63)           (63)             -
   Cash received in merger                                      -             19              -              -              -
                                                          -------        -------       --------      ---------      ---------

               Net cash used in investing activities       (3,561)       (23,462)       (28,082)       (36,774)       (46,930)
                                                          -------        -------       --------      ---------      ---------

Cash flows from financing activities:
   Distributions to shareholders                           (1,579)        (2,896)        (9,327)          (827)        (1,754)
   Payment on note assumed in merger                            -            (89)             -              -              -
   Principal payments under capital lease obligations        (134)          (235)          (235)          (190)          (104)
   Proceeds from issuance of preferred stock, net           4,482              -              -            130              -
   Repurchase of common stock                                   -             (2)            (3)            (2)             -
   Exercise of stock options                                    -            201          4,646          4,188          3,898
   Issuance of common stock under employee stock
      purchase plan                                             -             66            534            183            630
   Proceeds from issuance of common stock, net                 98         20,363         52,540         27,794              -
   Proceeds from issuance of convertible note                   -            100              -              -              -
                                                          -------        -------       --------      ---------      ---------
               Net cash provided by financing
                  activities                                2,867         17,508         48,155         31,276          2,670
                                                          -------        -------       --------      ---------      ---------

Net increase (decrease) in cash and cash equivalents        3,393            (33)        39,869         13,102        (35,511)
Cash and cash equivalents, beginning of period              6,299          9,692          9,659          9,659         49,528
                                                          -------        -------        -------        -------        -------

Cash and cash equivalents, end of period                  $ 9,692        $ 9,659       $ 49,528      $  22,761      $  14,017
                                                          -------        -------       --------      ---------      ---------
                                                          -------        -------       --------      ---------      ---------

See accompanying notes to supplemental consolidated financial statements.

                       AVANT! CORPORATION AND SUBSIDIARIES

             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

            DECEMBER 31, 1993, 1994, AND 1995 AND SEPTEMBER 30, 1996

                  (INFORMATION FOR THE NINE-MONTH PERIODS ENDED
                    SEPTEMBER 30, 1995 AND 1996 IS UNAUDITED)


(1)  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF BUSINESS

     Avant! Corporation (the Company or Avant!), formerly ArcSys, Inc., develops, markets and supports software products that assist design engineers in the automated design, layout, physical verification, and analysis of advanced integrated circuits. Its primary customers are semiconductor manufacturers in the United States, Japan, Korea, Taiwan, and Europe.

     PRINCIPLES OF PRESENTATION AND PREPARATION

     The accompanying supplemental consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. The supplemental consolidated financial statements have been restated to reflect the effect of the mergers with Integrated Silicon Systems, Inc. (ISS), Anagram, Incorporated (Anagram), and Meta-Software, Inc. (Meta) discussed in Note 2.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     REVENUE RECOGNITION

     Revenue consists primarily of fees for licenses of the Company's software products, maintenance, and customer support.

     SOFTWARE REVENUE

     Revenue from the sale of software licenses is recognized upon shipment of the products, delivery of permanent authorization codes, and fulfillment of acceptance terms, if any, providing that no significant vendor and post-contract support obligations remain and collection of the related receivable is probable. Any remaining insignificant vendor obligations are accrued at the time the revenue is recognized. In instances where there is a contingency regarding the sale, revenue recognition is delayed until the contingency has been resolved. When the Company receives advance payments for software products, such payments are reported as deferred revenue until all conditions for revenue recognition are met. The Company has entered into certain license agreements under which software, support and other services are provided to a customer for a bundled price for a specific period of time. Generally, revenue under such agreements is recognized ratably over the contract period.

     SERVICES REVENUE

     Maintenance revenue is deferred and recognized ratably over the term of the maintenance agreement, which is typically 12 months. Revenue from customer training, support, and other services is recognized as the service is performed.

     CASH AND CASH EQUIVALENTS

     For the purpose of the accompanying supplemental consolidated statements of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

     Cash equivalents are stated at cost and consist primarily of overnight Eurodollar deposits, certificates of deposit, and commercial paper. The carrying amount of cash and cash equivalents approximates fair value.

     SHORT-TERM INVESTMENTS

     Short-term investments, which consist of demand deposit investments in limited-maturity fixed-income mutual funds, short-term debt securities, U.S. government agency debt securities, U.S. Treasury Bills, municipal/corporate auction preferred stock, and municipal bonds, are reported at fair value and are classified as available-for-sale securities. The cost of securities sold is determined using the specific identification method when computing realized gains and losses. Fair value is determined using available market information. There were no realized gains or losses on investments sold during 1993, 1994, or 1995. As of December 31, 1994, the gross unrealized loss on short-term investments was $222,000. As of December 31, 1995, the net unrealized gain on short-term investments of $89,000 consisted of $136,000 of gross unrealized gains, and $47,000 of gross unrealized losses.

     EQUIPMENT, FURNITURE, AND FIXTURES

     Equipment, furniture, and fixtures consist primarily of computer workstations and file servers for employees and are stated at cost net of accumulated depreciation of $3,329,000 and $4,957,000 as of December 31, 1994 and 1995, respectively. Depreciation is provided on the straight-line method over the estimated useful lives of the related assets (generally five years).

     SOFTWARE DEVELOPMENT COSTS

     Certain software development costs for new products and product enhancements are capitalized upon the establishment of technological feasibility, which is defined by the Company as the completion of a working
     model of the software.   Capitalization of computer software development
     costs ceases, and amortization begins, when the product is available for general release to customers. The ongoing assessment of the realizability of these costs requires considerable judgment related to anticipated future product revenues, estimated economic life, and changes in hardware and software technology. The amount of software development costs capitalized for the years 1993, 1994, and 1995 was $140,000, $143,000, and $63,000,
     respectively. Accumulated amortization of software development costs was $849,000 and $997,000 as of December 31, 1994 and 1995, respectively.

     Amortization of software development costs is provided on a product-by-product basis. Annual amortization is the greater of the amount computed using the ratio of current product revenue to the total of current and anticipated future product revenue or the straight-line method over the remaining estimated economic life of the product. All current products have estimated economic lives of three years. Amortization of software development costs for the years 1993, 1994, and 1995 was $145,000, $199,000, and $228,000, respectively. Amortization of software development costs is included in costs of software in the accompanying supplemental consolidated statements of income.

     INCOME TAXES

     Income taxes are provided under the asset and liability method, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. Prior to 1995, the Company had experienced net operating losses and had established a valuation allowance against its deferred tax assets relating to the resulting net operating loss carryforwards due to the uncertainty regarding realization of the Company's deferred tax assets. The Company's income tax provisions were restated and the valuation allowance was eliminated during 1993.

     The pro forma provision for income taxes for 1993, 1994, and 1995, reflects the tax expense that would have been reported if Meta had been a C corporation during those periods.

     NET INCOME AND PRO FORMA NET INCOME PER COMMON SHARE

     Net income per common share is computed using the weighted average number of common and common equivalent shares outstanding during each period presented using the treasury stock method. Common stock equivalents consist of stock options and awards (using the treasury stock method).

     Pro forma net income per common share is computed using pro forma net income which reflects the tax expense that would have been reported if Meta had been a C corporation. Common stock equivalents are excluded from the computation if their effect is antidilutive, except that common stock issued and stock options and awards during the 12 months preceding the initial filing of the Registration Statement for the Company's initial public offering have been included in the calculation of common and common equivalent shares using the treasury stock method as if they were outstanding for all periods presented. In addition, the calculation includes shares deemed to be outstanding, which represent the number of shares to fund Meta's final S corporation distribution.

     STATEMENTS OF CASH FLOWS

     Interest of $36,000, $42,000, $51,000, $44,000, and $9,000 was paid in the years ended 1993, 1994, and 1995, and the nine-month periods ended September 30, 1995 and 1996 respectively. Income taxes of $823,000, $1,725,000, $1,441,000, $687,000, and $10,946,000 were paid in the years ended 1993, 1994, and 1995, and the nine-month periods ended September 30, 1995 and 1996, respectively. Acquisition of equipment under capital lease obligations was $247,000 and $298,000 during 1993, and 1994, respectively. Deferred stock compensation of $62,000, $588,000, $588,000, and $1,387,000, was recognized in the years ended 1994 and 1995, and the nine-month periods ended September 30, 1995 and 1996, respectively, for stock options issued below market value. An income tax benefit attributable to employee stock plans of $647,000, $1,302,000, $1,100,000, and $3,345,000 was credited to equity in the years ended 1994 and 1995, and the nine-month periods ended September 30, 1995 and 1996, respectively. In connection with the Company's initial public offering in 1995, mandatory redeemable convertible preferred stock was converted to common stock in the amount of $8,312,000. Conversion of long-term debt to common stock was $100,000 in 1995.

     TRANSLATION OF FOREIGN CURRENCIES

     The Company's foreign subsidiaries consider the U.S. dollar their functional currency. Resulting foreign exchange gains and losses, which have been insignificant, are included in the results of operations.

     STOCK-BASED COMPENSATION

     The Company has various stock-based compensation plans as discussed in Note
     4. The Company has accounted for the effect of its stock-based compensation plans under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 123, and plans to use the pro forma approach allowed under this standard. Disclosures under SFAS No. 123 will be required in the Company's December 31, 1996 consolidated financial statements.

     UNAUDITED INTERIM SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

     The accompanying unaudited supplemental consolidated financial statements as of September 30, 1996 and for the nine-month periods ended September 30, 1995 and 1996, have been prepared on substantially the same basis as the audited supplemental consolidated financial statements, and include all adjustments, consisting only of normal recurring adjustments, which management believes are necessary for a fair presentation of the financial information set forth herein.

(2)  MERGERS

     On October 29, 1996, the Company issued approximately 4,471,161 shares of its common stock for all of the outstanding common stock of Meta, and assumed approximately 608,204 stock options and subscriptions under option plans. The merger has been accounted for as a pooling of interests, and, accordingly, the Company's supplemental consolidated financial statements have been restated for all periods prior to the merger to include the results of operations, financial position, and cash flows of Meta. Total revenue and net income for the individual entities as previously reported are as follows (in thousands):

                                      Years ended            Nine-month
                                     December 31,           period ended
                                  ------------------        September 30,
                                  1994           1995           1996
                                  ----           ----           ----

     Total revenue:
        Avant!                  $ 19,199       $ 41,512       $ 48,823
        Meta                      19,652         25,281         24,121
                                --------       --------       --------

                                $ 38,851       $ 66,793         72,944
                                --------       --------       --------
                                --------       --------       --------

     Net income:
        Avant!                  $  2,279       $  6,235       $ 10,587
        Meta (pro forma)           2,134          2,177          4,477
                                --------       --------       --------

                                $  4,413       $  8,412       $ 15,064
                                --------       --------       --------
                                --------       --------       --------

     On September 27, 1996, the Company issued approximately 2,154,000 shares of its common stock for all of the outstanding common and preferred stock of Anagram, and assumed approximately 260,000 stock options and subscriptions under option plans. The Anagram outstanding preferred stock has been presented as common stock for all periods in the supplemental consolidated financial statements. The merger has been accounted for as a pooling of interests, and, accordingly, the Company's supplemental consolidated financial statements have been restated for all periods prior to the merger to include the results of operations, financial position, and cash flows of Anagram. Total revenue and net income for the individual entities as previously reported are as follows (in thousands):

                                      Years ended            Nine-month
                                     December 31,           period ended
                                  ------------------        September 30,
                                  1994           1995           1996
                                  ----           ----           ----

     Total revenue:
        Avant!                  $ 18,958       $ 38,004       $ 27,169
        Anagram                      241          3,508          4,375
                                --------       --------       --------

                                $ 19,199       $ 41,512         31,544
                                --------       --------       --------
                                --------       --------       --------

     Net income:
        Avant!                  $  2,260       $  5,065       $  5,593
        Anagram                       19          1,170          1,633
                                --------       --------       --------

                                $  2,279       $  6,235       $  7,226
                                --------       --------       --------
                                --------       --------       --------

     In connection with the mergers with Meta and Anagram, the Company expects to incur direct transaction costs and merger-related integration expenses of approximately $6.6 million, consisting of transaction fees for investment bankers, attorneys, accountants, financial printing and shareholder meetings of approximately $3.5 million and severance costs, charges for duplicate facilities, and certain other related costs of approximately $3.1 million. As of September 30, 1996, accrued liabilities included approximately $500,000 of expected future cash expenditures.

     On November 27, 1995, the Company issued approximately 6,400,000 shares of its common stock for all of the outstanding common stock of ISS, and assumed approximately 1,500,000 stock options and subscriptions under various ISS stock option and purchase plans. The merger has been accounted for as a pooling of interests, and accordingly, the Company's consolidated financial statements have been restated for all periods prior to the merger to include the results of operations, financial position, and cash flows of ISS. As a result of the merger, the Company's income tax provisions were restated and the deferred tax valuation allowance was eliminated during 1993. Total revenue and net income for the individual entities as previously reported are as follows (in thousands):

                                      Years ended            Nine-month
                                     December 31,           period ended
                                  -------------------       September 30,
                                  1994           1995           1996
                                  ----           ----           ----

     Total revenue:
        Avant!                  $  1,696       $  6,191       $ 12,087
        ISS                        7,012         12,767         14,414
                                --------       --------       --------

                                $  8,708       $ 18,958       $ 26,501
                                --------       --------       --------
                                --------       --------       --------

     Net income:
        Avant!                  $ (2,174)      $ (1,206)      $  3,073
        ISS                        1,370          3,128          3,890
                                --------       --------       --------

                                    (804)         1,922          6,963
     Adjustment for deferred
        taxes                      2,146            338           (957)
                                --------       --------       --------

                                $  1,342       $  2,260       $  6,006
                                --------       --------       --------
                                --------       --------       --------

     In connection with the merger with ISS, the Company recorded related costs of approximately $3,600,000. These costs consisted primarily of the following: (i) approximately $2,858,000 for transaction fees for attorneys, accountants, investment bankers, and other related charges; (ii) approximately $233,000 for the elimination of duplicate facilities and equipment; (iii) approximately $337,000 for severance; and (iv) approximately $162,000 for incremental travel, communications, consulting, and other costs associated with internal activities. Of the $3,600,000 million of merger-related costs, approximately $3,400,000 related to cash expenditures while approximately $200,000 related to noncash charges. As of December 31, 1995, accrued liabilities included $392,000 of expected future cash expenditures.

     On May 5, 1994, ISS completed a merger with Performance Signal Integrity, Inc. (PSI), a Pennsylvania corporation. The accumulated deficit and operations of PSI were not material to ISS, and the merger was accounted for as an immaterial pooling of interests. Therefore, ISS's previously reported financial results were not restated for the PSI merger.

(3)  MANDATORY REDEEMABLE CONVERTIBLE PREFERRED STOCK CONVERSION

     In connection with the completion of the Company's initial public offering in June 1995, all the outstanding mandatory redeemable convertible preferred stock was automatically converted into approximately 3,570,000 shares of the Company's common stock. In addition, outstanding warrants to acquire Series B preferred stock were automatically converted into approximately 26,000 shares of the Company's common stock.

     As of December 31, 1994, mandatory redeemable convertible preferred stock consisted of the following (in thousands):

                              Shares      Issued and     Liquidation
            Series          authorized    outstanding       value
            ------          ----------    -----------       -----

               A                313            313         $  693
               B              1,942          1,910          3,343
               C              1,400          1,347          4,500
                             ------         ------         ------

                              3,655          3,570         $8,536
                             ------         ------         ------
                             ------         ------         ------

(4)  SHAREHOLDERS' EQUITY

     INITIAL PUBLIC OFFERING AND CHANGES IN AUTHORIZED COMMON AND PREFERRED
     STOCK

     In April 1995, the Company's Board of Directors authorized the Company to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, and the number of shares constituting any series or the designation of such series, without any further vote or action by the shareholders. In addition, the Company increased its authorized number of shares of common stock from 10,000,000 to 25,000,000 shares.

     In June 1995, the Company closed its initial public offering of common stock at $13.00 per share. The net proceeds of the offering were $27,713,000 after deducting applicable costs and expenses. In connection with the public offering, all the outstanding Series A preferred stock automatically converted into approximately 687,000 shares of the Company's common stock.

     COMMON STOCK

     The Company has issued to the Company's founders and employees 2,683,000 shares of its common stock, which are subject to repurchase upon termination of employment. The number of shares of common stock subject to the Company's right to repurchase declines 25% after the founder or employee has been employed one year, and thereafter ratably over three years on a monthly basis. As of December 31, 1994 and 1995, 232,000 and 66,000 shares, respectively, were subject to repurchase.

     SHAREHOLDER DISTRIBUTIONS

     As an S corporation, Meta made distributions to its shareholders to provide them with funds to pay income taxes on corporate earnings. Prior to the completion of the Meta IPO and the termination of the S corporation in November 1995, Meta declared a distribution payable to existing shareholders of Meta. This distribution represented undistributed tax basis earnings of Meta through termination of the S corporation.

     1995 STOCK OPTION/STOCK ISSUANCE PLAN

     The Company approved the 1995 Stock Option/Stock Issuance Plan (the 1995
     Plan) in April 1995, under which all remaining outstanding stock options and shares available for grant under the Company's 1993 Stock Option/Stock Issuance Plan and 1,000,000 additional shares of the Company's common stock have been authorized for issuance, for a total of 2,336,000 shares of the Company's common stock. The 1995 Plan is intended to serve as a successor to the 1993 Stock Option/Stock Issuance Plan (see below) and has terms similar to those of the 1993 Stock Option/Stock Issuance Plan. Under the 1995 Plan, however, each individual serving as a nonemployee member of the Company's Board of Directors on the date the Underwriting Agreement for the initial public offering was executed received an option grant on such date for 20,000 shares of the Company's common stock, provided such individual had not otherwise been in the prior employ of the Company. Each individual who first becomes a nonemployee member of the Board of Directors thereafter will receive a 20,000 share option grant on the date such individual joins the Board of Directors provided such individual has not been in the prior employ of the Company. In addition, at each annual shareholders' meeting, beginning with the 1996 Annual Shareholders' Meeting, each individual who is to continue to serve as a nonemployee member of the Board of Directors after the meeting will receive an additional option grant to purchase 5,000 shares of common stock whether or not such individual has been in the prior employ of the Company.

     1993 STOCK OPTION/STOCK ISSUANCE PLAN

     In September 1993, the Board of Directors approved the 1993 Stock Option/Stock Issuance Plan (the 1993 Plan). Options granted under the 1993 Plan may be either incentive stock options or nonstatutory stock options, as designated by the Company's Board of Directors. The 1993 Plan provides that the exercise price of an incentive stock option and a nonstatutory option will be no less than the fair market value and 85% of the fair market value, respectively, of the Company's common stock at the date of grant, as determined by the Company's Board of Directors.

     The Company's Board of Directors also has the authority to set exercise dates (no longer than 10 years from the date of grant), payment terms, and other provisions for each grant. Generally options granted under the 1993 Plan become exercisable as to 25% of the shares on the anniversary date of grant and thereafter become exercisable ratably over three years. Activity under the 1993 Plan is as follows:

                                      Options        Number        Exercise
                                     available         of          price per
                                     for grant       options        shares
                                     ---------       -------        ------

     Balances, December 31, 1993      376,000        200,000         $0.30
        Additional shares reserved    460,000           -              -
        Granted                      (936,000)       936,000          0.30
        Canceled                      209,000       (209,000)         0.30
                                   ----------     ----------

     Balances, December 31, 1994      109,000        927,000          0.30
        Additional shares reserved  1,300,000           -              -
        Granted                      (405,000)       405,000      0.30 - 44.50
        Exercised                        -          (174,000)         0.30
        Canceled                       74,000        (74,000)     0.30 - 33.50
                                   ----------     ----------

     Balances, December 31, 1995    1,078,000      1,084,000     $0.30 - 44.50
                                   ----------     ----------
                                   ----------     ----------

     As of December 31, 1995,  755,000 options were exercisable.

     The Company has recorded a deferred charge of $650,000, representing the difference between the exercise price and the deemed fair value of the Company's common stock for 355,000 shares subject to common stock options granted in the fourth quarter of 1994 and the first quarter of 1995. The deferred stock compensation will be amortized to compensation expense over the period during which the options become exercisable, generally four years.

     ISS OPTION PLANS

     In connection with the ISS merger discussed in Note 2, various ISS option plans were assumed by the Company, thereby allowing participants to purchase Avant! stock in amounts and at prices adjusted to reflect the exchange ratio of the merger. The following is a summary of activity in those plans.

                                      Options        Number        Exercise
                                     available         of          price per
                                     for grant       options        shares
                                     ---------       -------        ------

     Balances, December 31, 1993       29,000        263,000    $ 0.01 - 2.53
        Additional shares reserved  1,500,000         -                -
        Granted                    (1,036,000)     1,036,000      9.33 - 19.00
        Exercised                        -          (134,000)     0.01 - 2.50
                                   ----------     ----------

     Balances, December 31, 1994      493,000      1,165,000      0.24 - 19.00
        Additional shares reserved  1,500,000         -                -
        Granted                      (780,000)       780,000     16.67 - 28.17
        Exercised                        -          (370,000)     0.24 - 17.67
        Canceled                      124,000       (124,000)     1.47 - 28.17
        Eliminated in merger       (1,337,000)          -              -
                                   ----------     ----------

     Balances, December 31, 1995         -         1,451,000     $0.24 - 26.50
                                   ----------     ----------
                                   ----------     ----------

     Exercisable as of
        December 31, 1995                            103,000
                                                  ----------
                                                  ----------

     As of December 31, 1995, there were 1,450,595 shares reserved for the future exercise of ISS stock options. No additional options will be granted under the ISS option plans.

     The Company incurred compensation expense relating to nonqualified stock options of $151,000 during 1993 and $20,000 during 1994.

     ANAGRAM OPTION PLANS

     In connection with the Anagram merger discussed in Note 2, various Anagram option plans were assumed by the Company, thereby allowing participants to purchase Avant! stock in amounts and at prices adjusted to reflect a two for one stock split effective June 1996 and the exchange ratio of the merger. The following is a summary of activity under the plans:

                                      Options        Number        Exercise
                                     available         of          price per
                                     for grant       options        shares
                                     ---------       -------        ------

     Balances, December 31, 1993
        and 1994                       24,000         52,000      $    0.05
        Additional shares reserved    358,000           -               -
        Granted                      (358,000)       358,000       0.05 - 0.93
        Exercised                        -           (54,000)      0.05 - 0.93
                                   ----------     ----------

     Balances, December 31, 1995       24,000        356,000      $0.05 - 0.93
                                   ----------     ----------
                                   ----------     ----------


     As of December 31, 1995, 111,000 Anagram stock options were exercisable.

     As of December 31, 1995, there were 404,000 shares reserved for the future exercise of Anagram stock options. No additional options will be granted under the Anagram option plans.

     As of December 31, 1995, there were approximately 698,000 shares of Anagram restricted common stock outstanding which were subject to repurchase by the Company.

     META OPTION PLANS

     In connection with the Meta merger discussed in Note 2, various Meta option plans were assumed by the Company, thereby allowing participants to purchase Avant! stock in amounts and at prices adjusted to reflect the exchange ratio of the merger. The following is a summary of activity under the plans:

                                      Shares
                                     available       Options       Exercise
                                     for grant     outstanding       price
                                     ---------       -------        ------

     Balances as of
        December 31, 1992             365,000           -         $     -

     Granted                         (261,000)       261,000          $3.24
     Canceled                          42,000        (42,000)         $3.24
                                   ----------     ----------

     Balances as of
        December 31, 1993             146,000        219,000          $3.24

     Additional shares reserved       226,000           -               -
     Granted                         (303,000)       303,000          $3.52
     Canceled                          66,000        (66,000)     $3.24 - 3.52
                                   ----------     ----------

     Balances as of
        December 31, 1994             135,000        456,000      $3.24 - 3.52

     Additional shares reserved       263,000           -               -
     Granted                         (345,000)       345,000      $5.32 - 23.15
     Canceled                         143,000       (143,000)     $3.24 - 14.63
                                   ----------     ----------

     Balances as of
      December 31, 1995               196,000        658,000      $3.24 - 23.15
                                   ----------     ----------
                                   ----------     ----------

     As of December 31, 1995, 149,180 options were exercisable. No additional options will be granted under the Meta option plans.

     1992 STOCK OPTION/APPRECIATION PLAN

     Under Meta's 1992 Stock Option/Appreciation Plan (the 1992 Plan) 854,100 shares of common stock were reserved for the issuance of stock options, for grant at not less than 90% of the fair market value at the date of grant. Fair market value, in the absence of trading on a national or regional stock exchange, was established by the Board of Directors based on an independent valuation of Meta. Options generally vested over a period of 1 to 4 years from the date of grant, expired 10 years from the date of grant and terminated, to the extent not exercised, 1 month after termination of employment.

     The 1992 Plan provides for the exercise of stock appreciation rights with respect to outstanding options in the absence of trading of Meta's stock on a national or regional stock exchange. Upon the exercise of stock appreciation rights, the employee surrenders the related unexercised option and received cash payment equal to the excess of the fair market value of the underlying shares at the time of exercise over the aggregate exercise price of the related option. Compensation expense was recognized for the appreciation in value from the date of grant.

     During the months of June, July, and August 1995, Meta entered into agreements with substantially all individual option holders under the 1992 Plan terminating the stock appreciation right feature of the individual awards. Compensation expense, based on fair market value of the stock as determined by the Board of Directors, was recorded based on the vested stock appreciation rights of the individual shareholders through the date such rights were terminated. Upon effectiveness of the Meta IPO, all stock appreciation rights terminated, and no further compensation expense was recorded.

(5)  LEASES

     CAPITAL LEASES

     Future minimum lease payments under capital lease arrangements as of December 31, 1995, are as follows (in thousands):

       Year ending
      December 31,
      ------------

          1996                                          $145
          1997                                            53
                                                        ----

                                                         198
          Less amount representing interest               13
                                                        ----

                                                         185
          Less current portion                           145
                                                        ----

          Capital lease obligations,
            less current portion                        $ 40
                                                        ----
                                                        ----

     OPERATING LEASES

     The Company leases its Sunnyvale, California, Research Triangle Park, North Carolina, and various sales office facilities under operating lease agreements which expire over the next 10 years. Portions of the Company's headquarters were subleased to an unrelated third party under a lease that expired in June 1995. Rental expense incurred by the Company under operating lease agreements totaled $883,000, $1,144,000, and $1,315,000, for the years 1993, 1994, and 1995, respectively.

     Future annual minimum lease payments under operating leases as of December 31, 1995, are as follows (in thousands):

       Year ending
      December 31,
      ------------

          1996                                             $1,078
          1997                                              1,250
          1998                                                839
          1999                                                784
          2000                                                713
          Thereafter                                        4,000
                                                           ------

                                                           $8,664
                                                           ------
                                                           ------

(6)  INCOME TAXES

     The components of income tax expense (benefit), as presented in the accompanying supplemental consolidated statements of income, comprise federal taxes, state taxes, and certain foreign taxes. The pro forma provision for income taxes reflects the income tax expense that would have been reported if Meta had been a C corporation for the years ended December
     31, 1993, 1994, and 1995.   The components of income taxes and pro forma
     income taxes as of December 31, 1993, 1994, and 1995, are as follows (in thousands):

                                            1993           1994          1995
                                            ----           ----          ----
     Current:
        Federal                           $    586       $    289      $  1,745
        Foreign                                 10            535         1,609
        State                                  354            106           837
                                          --------       --------      --------

           Total                               950            930         4,191

     Deferred:
        Federal                             (2,285)           100          (806)
        State                                 (114)           114          (597)
                                          --------       --------      --------

           Total                            (2,399)           214        (1,403)

     Charge in lieu of taxes attributable
        to employee stock plans                -              647         1,302
                                          --------       --------      --------

           Total provision for income
              taxes (benefit)             $ (1,449)      $  1,791      $  4,090
                                          --------       --------      --------
                                          --------       --------      --------

     Pro forma income taxes:

                                              1993           1994          1995
                                              ----           ----          ----
        Current:
           Federal                        $  1,452       $  1,073      $  2,989
           Foreign                             172            535         1,609
           State                               475            332         1,240
                                          --------       --------      --------

              Total                          2,099          1,940         5,838

        Deferred:
           Federal                          (2,642)          (212)         (367)
           State                              (258)            42          (509)
                                          --------       --------      --------

              Total                         (2,900)          (170)         (876)

        Charge in lieu of taxes
           attributable to
           employee stock plans               -               647         1,302
                                          --------       --------      --------

              Total provision
                for income taxes
                  (benefit)               $   (801)      $  2,417      $  6,264
                                          --------       --------      --------
                                          --------       --------      --------

     The Company's effective tax rate and pro forma effective rate differs from the statutory rate as of December 31, 1993, 1994, and 1995 as follows (in thousands):


                                                  1993           1994           1995
                                                  ----           ----           ----
     Income tax expense at statutory rate       $   657        $ 2,322        $ 4,990
     State tax expense                              240            192            497
     Nondeductible merger costs.                   -              -               938
     Change in valuation allowance               (1,568)            89            (89)
     Tax exempt income                             -              (140)          (306)
     Tax credits                                    (60)           (78)          (148)
     Foreign sales corporation                     -              -               (96)
     S corporation benefit                         (751)        (1,134)          (575)
     Establishment of deferred tax assets in
        conjunction with the change from S to C
        status                                     -              -            (1,725)
     Foreign taxes                                 -               497            423
     Other                                           33             43            181
                                               --------       --------       --------

        Actual income tax expense
        (benefit)                             $  (1,449)     $   1,791      $   4,090
                                               --------       --------       --------
                                               --------       --------       --------


                                                  1993           1994           1995
                                                  ----           ----           ----

        Income tax expense at statutory rate    $   657        $ 2,322        $ 4,990
        State tax expense                           193            298            821
        Nondeductible merger costs.                -              -               938
        Change in valuation allowance            (1,568)            89            (89)
        Tax exempt income                          -              (140)          (306)
        Tax credits                                (138)          (222)          (253)
        Foreign sales corporation                  -              -               (96)
        Other                                        55             70            259
                                               --------       --------       --------

           Pro forma income tax expense
           (benefit)                           $   (801)      $  2,417       $  6,264
                                               --------       --------       --------
                                               --------       --------       --------

     The tax effects of the temporary differences that give rise to significant portions of the deferred tax assets and liabilities and pro forma deferred tax assets and deferred tax liabilities as of December 31, 1994 and 1995, are as follows (in thousands):

                                                           1994          1995
                                                           ----          ----

     Deferred tax assets:
        Accrued liabilities                                $  123        $1,358
        Allowance for doubtful accounts                        37           155
        Tax credit carryforwards                              494           361
        Unrealized loss on short-term
           investments                                         89          -
        Net operating losses                                2,153          -
        Deferred revenue                                     -              842
        Depreciation and amortization                        -            1,140
        Other                                                  28            93
                                                         --------      --------
               Total gross deferred tax asset               2,924         3,949

     Less valuation allowance                                 (89)        -
                                                         --------      --------
     Deferred tax assets, net of valuation allowance        2,835         3,949

     Deferred tax liabilities:
        Accrual to cash conversion                            412           381
        Depreciation and amortization                         269          -
                                                         --------      --------

               Total gross deferred tax liabilities           681           381
                                                         --------      --------

               Net deferred tax asset                    $  2,154      $  3,568
                                                         --------      --------
                                                         --------      --------

     As of December 31, 1995, the Company had $361,000 of foreign tax credits, expiring in the year 2000, available to offset future federal income taxes.

(7)  EMPLOYEE BENEFIT PLANS

     401(K) PLAN

     The Company has a 401(k) retirement savings plan covering substantially all employees. Contributions are matched at the discretion of the Company's Board of Directors. The matching contributions amounted to $37,000, $77,000, and $115,000 for 1993, 1994, and 1995, respectively.

     EMPLOYEE STOCK PURCHASE PLAN

     The Company has a qualified Employee Stock Purchase Plan, which permits eligible employees to purchase newly issued common stock of the Company up to an aggregate of 500,000 shares. Under this plan, employees may purchase from the Company a designated number of shares through payroll deductions at a price per share equal to 85% of the lesser of the fair market value of the Company's common stock as of the date of the grant or the date the right to purchase is exercised.

(8)  CONCENTRATIONS OF CREDIT RISK

     The Company maintains excess cash balances in a variety of financial instruments such as overnight Eurodollar deposits, securities backed by the U.S. government, municipal/corporate auction preferred stock, municipal bonds, short-term debt securities, and demand deposit investments in limited-maturity fixed-income mutual funds. The Company has not experienced any material losses in any of the instruments it has used for excess cash balances.

     To reduce credit risk, the Company performs ongoing credit evaluations of its customers' financial condition. The Company maintains reserves for potential credit losses, but historically has not experienced any significant losses related to individual customers or groups of customers in any geographic area. The Company's allowance for doubtful accounts was $432,000 and $886,000 as of December 31, 1994 and 1995, respectively.

(9)  BUSINESS SEGMENT AND GEOGRAPHIC INFORMATION

     The Company operates primarily in one business segment, comprising the electronic design automation industry.

     The Company's export revenues are all denominated in U.S. dollars. International revenue, principally to customers in Asia, accounted for approximately 26%, 34%, and 33% of total revenue in the years ended December 31, 1993, 1994, and 1995, respectively.

     In 1993, one key customer accounted for 11% of the Company's revenue. As of December 31, 1994 and 1995, no customer comprised in excess of 10% of total accounts receivable.

(10) ACQUISITIONS OF TECHNOLOGY

     In each of April 1994, October 1995, and September 1996, the Company acquired rights to certain software technology under development. As the required software had not reached technological feasibility, it was expensed upon acquisition.

     Under the October 1995 agreement, the Company will make payments through March 2000. The net present value of these payments is included in technology acquisition payable in the accompanying supplemental consolidated balance sheets.

(11) COMMITMENTS AND CONTINGENCIES

     On December 6, 1995, Cadence Design Systems, Inc. (Cadence) filed an action against the Company and certain of its officers in the Northern California United States District Court alleging copyright infringement, unfair competition, misappropriation of trade secrets, conspiracy, breach of contract, inducing breach of contract, and false advertising. The essence of the complaint is that certain Avant! employees who were formerly Cadence employees misappropriated and improperly copied source code for certain important functions of Avant! place and route products from Cadence, and that the Company has competed unfairly by making false statements concerning Cadence and its products. The action also alleges that the Company induced certain individual defendants to breach their agreements of employment and confidentiality with Cadence. In addition to actual and punitive damages, Cadence seeks to enjoin the sale of certain place and route products and has filed a motion to obtain a preliminary injunction pending trial of the action. The Company filed its opposition to Cadence's motion on June 28, 1996. Cadence filed a reply to Avant!'s opposition on August 27, 1996. The preliminary injunction hearing took place on September 10, 1996. No ruling on the preliminary injunction motion has been issued as of the date hereof.

     On January 16, 1996, Avant! filed a counterclaim alleging antitrust violations, racketeering, false advertising, defamation, trade libel, unfair competition, unfair trade practices, negligent and intentional interference with prospective economic advantage, and intentional interference with contractual relations.

     The Santa Clara County District Attorney's office is investigating the allegations of misappropriation of trade secrets set forth in Cadence's lawsuit, described above. On December 5, 1995, a search warrant was executed at the Company's Sunnyvale, California, facility to determine whether there was evidence of criminal conduct. No criminal charges have been filed against the Company, but no assurance can be given that such charges will not be filed in the future. A criminal complaint, if filed, could result in a loss of personnel and could have other material adverse effects. On each of December 15, and 19, 1995, class action filings were made against the Company alleging certain securities law violations, including omission and/or misrepresentation of material facts. The alleged omissions and/or misrepresentations are largely consistent with those outlined in the Cadence claim.

     It is the Company's position that the plaintiffs' claims are without merit. The Company believes it has sufficient defenses to all the plaintiffs' claims and intends to defend itself vigorously. If however, Avant! defenses are unsuccessful, the Company may be enjoined from selling certain place and route products and may be required to pay damages to Cadence. In such event, Avant!'s business, operating results and financial condition would be materially adversely affected. In particular, Avant!'s place and route products in dispute, ArcCell-BV and ArcCell XO (which have been replaced by Aquarius-BV and Aquarius-XO, accounted for approximately 20% of total supplemental consolidated revenues for the three-year period ended December 31, 1995. In addition, it is likely that an adverse judgment against Avant! would result in a steep decline in the market price of Avant! common stock. Although the Company believes, based on information it presently possesses, that the conclusion of these claims will not have a material adverse effect on the Company's supplemental consolidated financial position, there can be no assurance than an adverse judgment, if granted, in any claim would not have a material adverse effect on the Company's business, supplemental consolidated financial position, or supplemental consolidated results of operations.

     In the opinion of management, based on information it presently possesses, the conclusion of these claims will not have a material adverse effect on the Company's supplemental consolidated financial position.

     The Company is subject to other claims that have arisen in the ordinary
     course of business.   In the opinion of management, all such matters are
     without merit or involve amounts which would not have a material adverse effect on the Company's supplemental consolidated financial position if unfavorably resolved.

     The Company has charged to expenses approximately $4,500,000 relating to the litigation discussed above during the nine-month period ended September 30, 1996, net of expected recoveries from insurance. The receivable for expected recoveries from insurance is included in other current assets.

     On October 9, 1996, Avant! entered into a definitive agreement to merge with FrontLine Design Automation Inc. (FrontLine). The Company will issue an aggregate of approximately 2,222,222 shares and options to acquire shares of Avant! common stock in exchange for all outstanding FrontLine equity interest in connection with the merger. This merger, which Avant! intends to account for as a pooling of interests and which is subject to customary closing conditions, is expected to be completed in the fourth quarter of 1996. The Company expects to incur costs of approximately $1,000,000 in the fourth quarter of 1996 related to the FrontLine merger.

                       AVANT! CORPORATION AND SUBSIDIARIES

                  SUPPLEMENTAL FINANCIAL STATEMENT SCHEDULE OF
                       VALUATION AND QUALIFYING ACCOUNTS--
                         ALLOWANCE FOR DOUBTFUL ACCOUNTS

                             (AMOUNTS IN THOUSANDS)


                                  BALANCE       ADDITIONS                      BALANCE
                               AT BEGINNING      CHARGED                       AT END
                                 OF PERIOD     TO EXPENSE      DEDUCTIONS     OF PERIOD
                                 ---------     ----------      ----------     ---------
Year ended December 31, 1993      $  299         $  113         $    -         $  412
Year ended December 31, 1994         412             81             61            432
Year ended December 31, 1995         432            582            128            886